Unique Logistics International, Inc.

Pro Forma Consolidated Combined Balance Sheets

May 31, 2020

(unaudited)

					Consolidated
	Unique	Innocap (1)	Adjustments	AJE #	Balance
Assets
Current assets:
Cash and cash equivalents	$1,349,363	$48	$1,950,000	1	$3,299,411
Accounts receivable - trade	7,932,310	-	-		7,932,310
Prepaid expenses and other current assets	5,899,403	-	-		5,899,403
Total current assets	15,181,076	48	1,950,000		17,131,124

Property and equipment	198,988	-	-		198,988

Other assets:
Intangibles	8,752,000	-	-		8,752,000
Goodwill	4,773,584	-	-		4,773,584
Operating lease right-of-use assets	4,770,280	-	-		4,770,280
Deposits and other assets	292,404	-	-		292,404
Total other long-term assets	18,588,268	-	-		18,588,268

Total assets	$33,968,332	$48	$1,950,000		$35,918,380

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable - trade	$9,591,780	$-	$-		$9,591,780
Accrued expenses and other current liabilities	7,096,596	25,352	48,593	4	7,170,541
Accrued expenses and other current liabilities - related party	-	235,336	-		235,336
Project advances	-	535,300	-		535,300
Convertible note payable, net	-	-	915,740	1,2	915,740
Current portion of notes payable	858,333	-	-		858,333
Current portion of long-term debt due to related parties	6,380,975	-	-		6,380,975
Current portion of promissory notes	618,309	-	-		618,309
Current portion of operating lease liability	1,288,216	-	-		1,288,216
Total current liabilities	25,834,209	795,988	964,333		27,594,530

Long-term liabilities:
Other long-term liabilities	848,010	-	-		848,010
Promissory notes, net of current portion	1,027,753	-	-		1,027,753
Long-term debt due to related parties, net of current portion	193,328				193,328
Notes payable, net of current portion	1,466,667	-	-		1,466,667
Operating lease liability, net of current portion	3,482,064	-	-		3,482,064
Total long-term liabilities	7,017,822	-	-		7,017,822

Total liabilities	32,852,031	795,988	964,333		34,612,352

Commitments and contingencies

Stockholders' equity (deficit):
Preferred Stock	-	1,000	(1,000)	3	-
Series A Preferred Stock	-	-	130	3	130
Series B Preferred Stock	-	-	840	3,5	840
Common Stock	10,000	172,075	329,996	4,5	512,071
Additional paid in capital	1,514,811	733,105	879,029	2,4,5	3,126,945
Accumulated deficit	(408,510)	(1,702,120)	(223,328)		(2,333,958)
Total stockholders' equity (deficit)	1,116,301	(795,940)	985,667		1,306,028
Total liabilities and stockholders' equity (deficit)	$33,968,332	$48	$1,950,000		$35,918,380

(1)Innocap balance sheet is as of January 31, 2020, the company's fiscal year end. Due to the size of the company and the limited activity, this is viewed as a good approximation of the May 31, 2020 balance sheet.

Unique Logistics International, Inc.

Pro Forma Consolidated Combined Statements of Operations

For the Twelve Months Ended May 31, 2020

(unaudited)

				AJE	Consolidated
	Unique (1)	Innocap (2)	Adjustments	#	Balance
Revenues:
Airfreight services	$31,110,026	$-	$-		$31,110,026
Ocean freight and ocean services	48,928,202	-	-		48,928,202
Contract logistics	2,351,335	-	-		2,351,335
Customs brokerage and other services	32,758,704	-	-		32,758,704
Total revenues	115,148,267	-	-		115,148,267

Costs and operating expenses:
Airfreight services	27,481,311	-	-		27,481,311
Ocean freight and ocean services	42,865,448	-	-		42,865,448
Contract logistics	821,297	-	-		821,297
Customs brokerage and other services	30,732,866	-	-		30,732,866
Acquisition costs	239,350	-	-		239,350
Professional fees	470,737	-	-		470,737
Salaries and related costs	9,339,500	-	-		9,339,500
Rent and occupancy	1,865,263	-	-		1,865,263
Depreciation and amortization	178,015	-	-		178,015
Selling and promotion	1,089,605	-	-		1,089,605
Other	1,271,318	154,379	-		1,425,697
Total costs and operating expenses	116,354,710	154,379	-		116,509,089

Loss from operations	(1,206,443)	(154,379)	-		(1,360,822)

Other expense:
Impairment of investment	-	(200,000)	-		(200,000)
Interest expense	(337,766)	-	(223,328)	1,2	(561,094)
Total other expense	(337,766)	(200,000)	(223,328)		(761,094)

Loss before taxes	(1,544,209)	(354,379)	(223,328)		(2,121,916)

Income tax expense	4,781	-	-		4,781

Net loss	$(1,548,990)	$(354,379)	$(223,328)		$(2,126,697)

Net loss per common share - basic	$(0.15)	$-	$-		$(0.02)
Net loss per common share - diluted	$(0.15)	$-	$-		$(0.02)

Weighted average common shares outstanding
- basic	10,000,000	155,691,438	-		133,000,000
- diluted	10,000,000	155,691,438	-		133,000,000

(1)Unique statement of operations is presented as if the transaction was consummated on June 1, 2019.

(2)Innocap statement of operations is for the year ended January 31, 2020, the company's fiscal year end. Due to the size of the company and the limited activity, this is viewed as a good approximation of the twelve months ended May 31, 2020 statement of operations.

The adjustments included in the pro forma combined financial statements are as follows:

(1)To record convertible notes and accretion.

Description	Debit	Credit
Cash	$1,950,000	-
Convertible note payable, net	-	$1,957,300
Interest expense	$7,300	-

(2)To record discount on convertible notes and accretion.

Description	Debit	Credit
Convertible note payable net	$1,041,560	-
Additional paid in capital	-	$1,257,588
Interest expense	$216,028	-

(3)To account for recast of common shares to preferred shares.

Description	Debit	Credit
Preferred Stock	$1,000	-
Series A Preferred Stock	-	$130
Series B Preferred Stock	-	$870

(4)To record recapitalization.

Description	Debit	Credit
Additional paid in capital	$182,195	-
Common Stock	-	$133,602
Accrued Liabilities	-	$48,593

(5)To record conversion of preferred shares to common stock.

Description	Debit	Credit
Series B Preferred Stock	$30	-
Additional paid in capital	$196,364	-
Common Stock	-	$196,394

On October 8, 2020 (the “Closing Date”) Innocap, Inc. a Nevada corporation (“Innocap”), Inno Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Innocap (“Merger Sub”), and the Company, entered into an Acquisition Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Innocap (the “Merger”). Innocap acquired, through a reverse triangular merger, all of the outstanding capital stock of the Company in exchange for issuing the Company’s shareholders (the “Company Shareholders”), pro-rata, an aggregate of 1,000,000 million shares of preferred stock, with certain of the Company shareholders receiving 130,000 shares of Innocap’s Series A Preferred Stock par value $0.001 per share, and certain of the Company’s shareholders receiving of 870,000 shares of the Innocap’s Series B Preferred Stock, par value $0.001 per share. Immediately after the Merger was consummated, and further to the Agreement, certain affiliates of Innocap cancelled a total of 45,606,489 shares of Innocaps’s common stock, and 1,000,000 shares of Preferred Stock held by them (the “Cancellation”). In consideration of the Cancellation of such shares of Innocap’s common stock and preferred stock, the Company agreed to assume certain liabilities of Innocap. As a result of the Merger and the Cancellation, the Company Shareholders became the majority shareholders of the Innocap.

On October 9, 2020, the Company’s current Chief Executive Officer converted 30,000 shares of Series B Preferred Stock into an aggregate of 196,394,100 shares of Innocap’s common stock.

In connection with the Merger, on October 8, 2020, Innocap, Star Exploration Corporation, a Texas corporation and wholly-owned subsidiary of Innocap (the “Split-Off Subsidiary”), and Paul Tidwell, an individual in his capacity as the Split-Off Subsidiary purchaser, entered into a Split-Off Agreement (the “Split-Off Agreement”). Pursuant to the terms of the Split-Off Agreement, Innocap, as seller, in consideration of the Cancellation and the assignment and assumption of $797,000 of the Company’s liabilities, sold to Mr. Tidwell all of the issued and outstanding shares of the Split-Off Subsidiary including and all assets related to Innocap’s current business.

The Merger was accounted for as a reverse acquisition involving only the exchange of equity. The Company is the accounting acquirer and Innocap is the legal acquirer.  In order to account for the acquisition, management closed the books of Innocap on the Closing Date, closed all equity accounts to additional paid in capital and merged the balance sheets as of the Closing Date.  The Company maintained its historical financial statements, only recasting the equity accounts to that of Innocap.  All assets and liabilities of Innocap were spun off, except those liabilities agreed to be maintained by the Company.

Because the transaction was between two operating companies, the consideration assumed by Innocap to effectuate the Merger, approximately 2% of fully diluted capital structure post-merger, was fair valued utilizing the market capitalization of the Innocap immediately prior to the merger. The market capitalization prior to merger was approximately $1.5 million ($0.008 market price per share and 172,000,000 shares outstanding). As such, consideration assumed by Innocap was approximately $30,000.

All assets were transferred and the Company assumed approximately $48,600 in liabilities.

The Company consolidated Innocap as of the closing date of the agreement, and the results of operations of the Company include that of Innocap.

The pro forma combined balance sheet as of May 31, 2020 combines the historical consolidated balance sheet of the Company as of May 31, 2020 with the historical consolidated balance sheet of Innocap as of May 31, 2020, giving pro forma effect to the proposed merger as if they had consummated on June 1, 2019.

The pro forma combined statement of operations for the year ended May 31, 2020 combines the historical consolidated statement of operations of the Company from October 29, 2019 (inception) to May 31, 2020 with the historical consolidated statement of operations of Innocap for the year ended May 31, 2020, giving pro forma effect to the proposed merger as if they had consummated as of June 1, 2019.